Exhibit 99.1

DIH Expands Strategic Partnership with Zahrawi Group

Norwell, MA, and Dubai, UAE – February 4, 2025 DIH Holding US, Inc. ("DIH")(NASDAQ:DHAI), a global provider of advanced robotic devices used in rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions, today announced the expansion of their strategic partnership with Zahrawi Group (MTC Company), DIH's representative and sales partner, to include Saudi Arabia. Building on a successful collaboration that started in 2019, the partnership now spans four countries: the United Arab Emirates, Qatar, Bahrain, and Saudi Arabia.

Established in 1989 in Dubai, UAE, Zahrawi Group (MTC Company) is one of the leading and pioneer Medical Devices and Life Science providers in the Gulf Cooperation Council, continuously expanding, progressing, and contributing to the prosperity of the people and economy of the region.

The expansion aims to enhance the distribution and accessibility of DIH's innovative rehabilitation solutions across these regions, leveraging Zahrawi Group's (MTC Company) established presence and expertise in the healthcare sector. The collaboration will focus on delivering state-of-the-art technologies to improve patient outcomes and support healthcare professionals with cutting-edge tools.

"We are excited to broaden our partnership with Zahrawi Group (MTC Company), a company that shares our commitment to excellence and innovation in healthcare," said Dr. Patrick Bruno, Chief Market Officer at DIH. "Together, we will work to ensure that our advanced medical technologies are accessible to healthcare providers across these four countries, ultimately benefiting patients and supporting the advancement of medical care in the region."

"Extending our partnership with DIH aligns with our mission to provide smart solutions, innovative products, and outstanding services to improve people's lives every day," said Abdulrahman Ramadan, Group CEO of Zahrawi Group (MTC Company). "We are confident that this collaboration will bring significant advancements to the rehabilitation landscape in the UAE, Qatar, Bahrain, and Saudi Arabia."

The expanded partnership underscores both companies' dedication to fostering innovation and delivering high-quality rehabilitation solutions. By combining DIH's technological expertise with Zahrawi Group's (MTC Company) regional experience, the collaboration is poised to make a meaningful impact on rehabilitation services delivery in the Middle East.

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments through providing devices and solutions enabling intensive rehabilitation. DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Built through the mergers of global-leading niche technology providers, DIH is a transformative rehabilitation solutions provider and consolidator of a largely fragmented and manual-labor-driven industry.

About Zahrawi Group (MTC Company)

Zahrawi Group (MTC Company) is a pioneer Medical Devices and Life Science Distributor in the Gulf region, with a presence in UAE, KSA, Qatar, Oman, and Bahrain. Zahrawi Group (MTC Company) is specialized in Surgical, Medical, Nuclear Medicine, Diagnostic, and Analytical Lab solutions, and was founded with a vision to be the leading and most trusted partner in the GCC.

Zahrawi Group is committed to improving people’s lives by introducing innovative Healthcare products, Smart solutions, and Outstanding services. For more information, visit www.zahrawigroup.com.

Caution Regarding Forward-Looking Statements
This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the business combination, the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; those factors identified in our "Risk Factors" included in our periodic filings with SEC; the ability of DIH to achieve its projected revenue, and its continued access to sources of additional debt or equity capital if needed. While DIH may elect to update these forward-looking statements at some point in the future, DIH specifically disclaims any obligation to do so.

Investor Contact
Greg Chodaczek

Investor.relations@dih.com